UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2004

HEARTLAND OIL AND GAS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32669
(Commission File Number)

91-1918326
(IRS Employer Identification No.)

Suite 1925, 200 Burrard Street Vancouver, British Columbia, Canada V6C 3L6
(Address of principal executive offices and Zip Code)

604.693.0177
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 25, 2004, we have received the resignation of Robert Knight as our Chief Financial Officer. Mr. Knight is also a member of our Board of Directors and will continue to serve as a Director.

On October 25, 2004 we appointed Michael J. David as our new Chief Financial Officer. Mr. David graduated from the British Columbia Institute of Technology in 1983 with a Diploma in Financial Management (Accounting) and worked for a firm of Chartered Accountants in Vancouver that had a client base of public companies. Mr. David earned his Certified General Accountant designation in 1987 before receiving his Chartered Accountant designation in 1991. In 2003, Mr. David obtained the Certified Public Accountant (CPA) designation from the State of Illinois. Since 1992, Mr. David has been a partner in public practice and in 1998, formed the firm of Lancaster & David, Chartered Accountants. Mr. David's client base is mainly Canadian and US public companies for which he provides a full range of auditing and accounting services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND OIL AND GAS CORP.

Date: October 26, 2004

/s/ Richard Coglon
Richard Coglon
President and Director